EXHIBIT 26(e)

Application for Flexible Premium Variable Life Insurance Policy

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WRL

INSURANCE ANNUITIES

Western Reserve Life Assurance Co. of Ohio

FEB and FWP

Life Insurance Application

MAIL TO:

4333 Edgewood Road NE,

Cedar Rapids, Iowa 52499

1-800-322-3796

THIS APPLICATION PREPARED FOR

Application Prepared by

Broker/Dealer

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Application Checklist

Important Reminders

DO:

Complete the entire application (front and back).

Print application in blue or black ink.

Have applicant initial all changes.

Obtain all required signatures.

Complete and sign the Agent’s Report.

Include certification if a trust or corporation is owner and/or beneficiary of the policy.

DON’T:

Use pencil or whiteout.

Accept or send money on applications that total more than $1,000,000.00.

Submit an agent check as the initial premium.

Submit starter checks.

PLEASE MAKE SURE ALL APPLICABLE FORMS WITHIN THE PACKET ARE COMPLETED

Leave with Applicant

THE FOLLOWING PAGES NEED TO BE LEFT WITH THE CONSUMER:

Privacy Notice

Conditional Receipt (If money taken with application)

Notices page (Notice of Investigative Report, Disclosure of Information, and Insurance Information Practices)

HIPAA Authorization for Release of Health Related Information

Agent Comments

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[WRL Freedom Elite Builder and WRL Freedom Wealth Protector]

WRL – WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO Individual Life Insurance Application

Mailing Address: [4333 Edgewood Road NE, Cedar Rapids, IA 52499]

Administrative Office: [P.O. Box 5068, Clearwater, FL 33758-5068]

SECTION 1. PROPOSED PRIMARY INSURED/OWNER SPECIFIED AMOUNT $

If proposed Contingent Owner is named, please use Additional Information Supplement.

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone ( ) 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Employer #Years

15. Employer’s Address and Phone Number

16. Occupation & Duties

17. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

18. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

SECTION 2. PROPOSED OTHER/JOINT INSURED SPECIFIED AMOUNT $

Check if proposed Joint Insured is also Joint Owner (FWP Only)

If more than one Other Insured, please use Additional Information Supplement.

We will allow the OIR death benefit recipient to be a choice of: Owner Primary Insured Same Beneficiary as the base policy

Other

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone ( ) 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Relationship to proposed Primary Insured

15. Employer #Years

16. Employer’s Address and Phone Number

17. Occupation & Duties

18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

19. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

SECTION 3. APPLICANT/OWNER IF OTHER THAN THE PROPOSED PRIMARY INSURED If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Home Phone ( ) 4. Social Security Number / Tax ID #

5. Sex Male Female 6. Date of Birth/Trust Date MM-DD-YYYY 7. Relationship to proposed Primary Insured

8. Are you a citizen of USA Other Country Type of VISA

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SECTION 4. CHILDREN’S BENEFIT RIDER (Not available on FWP) SPECIFIED AMOUNT $

Name Relationship Date of Birth (mmddyyyy) Height (ft. in.) Weight (lbs.)

Are all children listed? Yes No Are children living with proposed Primary Insured? Yes No

If not, explain why:

SECTION 5. PRIMARY BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries. If ownership or beneficiary is a corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership or beneficiary is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

Name Percent Relationship Social Security Number/Tax ID#

Total 100

SECTION 6. CONTINGENT BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

Name Percent Relationship Social Security Number/Tax ID#

Total 100

SECTION 7. PROPOSED PLAN OF INSURANCE

WRL Freedom Elite Builder (FEB) WRL Freedom Wealth Protector (FWP)

SECTION 8. DEATH BENEFIT OPTION

A) Level Benefit B) Increasing Benefit C) Option B to Age 70 then grade to Option A (Not available on FWP)

SECTION 9. ADDITIONAL BENEFITS – PRIMARY INSURED ONLY

WRL FEB

Primary Insured Rider Plus $

Primary Insured Rider $

Accidental Death Benefit Rider $

($150,000 maximum)

Disability Waiver and Income Rider ($300 per month maximum) $ per month

Disability Waiver Rider

WRL FWP

Joint Insured Rider $

Individual Insured Rider

Proposed Primary $

Proposed Joint Insured $

No Lapse Guarantee Option (must elect one)

Option 1 Option 2

We will allow the IIR death benefit recipient to be a choice of:

Owner Other proposed Insured Same Beneficiary as the base policy Other

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SECTION 10. PREMIUMS PAYABLE

Initial Planned Premium $ Electronic (bank draft) Draft Date (1st through 28th)

Direct Bill Single Premium Annually Semiannually Quarterly Monthly Other

Premium Payor (If other than Owner) Applicant may specify a payor other than Owner and a Secondary Addressee who may be named to receive copies of notices and letters regarding possible lapses in coverage.

1. Payor’s Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Home Phone 4. Social Security Number/Tax ID # 5. Relationship to proposed Primary Insured

Secondary Addressee

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) City State Zip Code

SECTION 11. PREMIUM ALLOCATION OPTIONS

I have completed and signed the allocation form. Please allocate funds accordingly.

SECTION 12. OTHER INSURANCE IN FORCE FOR ALL PROPOSED INSUREDS

A) Has any proposed Insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, canceled, or not renewed? If yes, please explain. Yes No

B) Will the insurance applied for on any proposed Insured discontinue, replace or change any existing life or annuity policy? If yes, complete replacement forms, it appropriate. Yes No

C) Is there an application for life, accident or sickness insurance now pending or contemplated on any proposed Insured in this or any other company? It yes, give details in Agent’s Report. Yes No

D) Does any proposed Insured have existing life insurance policies or annuity contracts? Yes No

Proposed Insured Name Company Amount of Insurance Year Issued Replacement?

Yes No

Yes No

Yes No

IS THIS INTENDED TO BE A 1035 EXCHANGE? Yes No

Anticipated Cash Value Transfer $

SECTION 13. PERSONAL FINANCIAL STATEMENT FOR PROPOSED PRIMARY INSURED

All financial information on non-juvenile business must be that of the proposed Primary Insured, not the Owner.

A) Gross Income Current Year $

B) Gross Income Previous Year $

C) Source of Funds Employment Retirement Inheritance 1035 Exchange Other

D) Current Net Worth $

For over $1,000,000.00 applied coverage complete a separate Financial Questionnaire.

SECTION 14. BUSINESS FINANCIAL STATEMENT FOR PROPOSED PRIMARY INSURED

A) Current Estimated Market Value $

B) Assets Liquid $

Nonliquid $

C) Liabilities $

D) Net Worth $

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SECTION 15. MEDICAL QUESTIONS – Each question must be individually asked and answered for each proposed Insured.

Give the details to a “No” answer for medical question 15A and “Yes” answers to questions 15B-E below:

A) For the last 180 days has the proposed Primary Insured been actively at work, on a full time basis, at their usual place of business or employment? Yes No

B) To the best of your knowledge and belief, has any proposed Insured within the last 10 years been diagnosed, treated or been given medical advice by a member of the medical profession for:

1) Heart murmur, high blood pressure, chest pain, heart attack, stroke, or other disorder of the heart, blood vessels or circulatory system? Yes No

2) Asthma, emphysema, chronic bronchitis, tuberculosis, or any other respiratory disorder; colitis, ulcer or any other gastrointestinal disorder; jaundice, hepatitis, liver or kidney disorder? Yes No

3) Cancer, tumor, polyp, breast, prostate or any other reproductive disorder; or any thyroid or endocrine disorder? Yes No

4) Brain, nervous system, seizure or mental disorder, anxiety, depression, suicide attempt or any paralysis? Yes No

5) Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood in the urine? Yes No

C) To the best of your knowledge and belief, has any proposed Insured within the last 10 years:

1) Used amphetamines, heroin, cocaine, marijuana, or any other illegal or controlled substance except as prescribed by a physician? Yes No

2) Received treatment or counseling for or been advised by a member of the medical profession to limit or discontinue the use of alcohol or prescribed or non-prescribed drugs, or been a member of any self help group such as Alcoholics Anonymous or Narcotics Anonymous? Yes No

3) Been on or are now on prescribed medication or prescribed diet? Yes No

4) Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but not limited to, electrocardiograms, blood studies, scans, MRI’s or other test? Yes No

5) Had an examination, treatment or consultation with a doctor or health care provider other than above? Yes No

D) Within the last 10 years, has any proposed Insured been told by a member of the medical profession that he or she had a diagnosis of AIDS (Acquired Immune Deficiency Syndrome). ARC (AIDS Related Complex), or the HIV (Human Immunodeficiency Virus) infection? Yes No

E) Has any proposed Insured had a parent, brother or sister who had any occurrence of or death from coronary artery disease prior to age 60? Yes No

SECTION 16. DETAILS TO ANSWERS FOR MEDICAL QUESTIONS Identify question number; state diagnosis, dates, duration, treatment, medications and results of each illness or injury. List the name, full address, phone number, and dates of each health care provider consulted.

Question #

Proposed Insured’s Name

Diagnosis, Dates, Durations, Treatments, Medications and Results

Name, Address and Phone # of Attending Doctor and Hospital

SECTION 17. PERSONAL PHYSICIAN (if none, so state)

Proposed Insured’s Name

Date Last Seen, Reason and Results

Name, Address and Phone # of Attending Doctor and Hospital

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SECTION 18. RESIDENCY AND FOREIGN TRAVEL Each question must be individually asked and answered for each proposed Insured.

A) Is every proposed Insured a citizen of USA Other Country Type of VISA

B) How many years has the proposed Insured resided in the USA?

C) Has any proposed Insured resided outside the USA during the past 2 years or intends to live outside the USA during the next 2 years? Yes No If yes, provide details: include name of proposed Insured and location.

D) Does any proposed Insured intend to travel outside the USA during the next 2 years? Yes No

If yes, provide details: include name of proposed Insured, destination, number of trips, duration and purpose of each trip.

SECTION 19. DRIVING AND PUBLIC RECORDS Each question must be individually asked and answered for each proposed Insured.

A) Has any proposed Insured had their driver’s license suspended, restricted, revoked, or been cited for a moving violation in the last 5 years? Yes No If yes, give description of the Department of Motor Vehicles’ action, plea, conviction or accident; the number of times the various occurrence(s) have taken place, the date and state of each occurrence:

B) Has any proposed Insured in the last 10 years pled guilty to or been convicted of a felony or misdemeanor or do they have any charges currently against them (other than a minor traffic violation)? Yes No If yes, give reason:

SECTION 20. SPECIAL ACTIVITIES Each question must be individually asked and answered for each proposed Insured.

A) Except as a passenger on a regularly scheduled flight, has any proposed Insured flown within the past 2 years, or does the proposed Insured have plans to fly in the next 2 years? If yes, complete the Avocation & Aviation Questionnaire. Yes No

B) In the past 2 years has any proposed Insured participated in or intends within the next 2 years to engage in organized racing (automobile, truck, motorcycle, or boat), underwater or sky diving, hang gliding, canyoneering, mountain or rock climbing? If yes, complete the Avocation & Aviation Questionnaire. Yes No

SECTION 21. SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

A) Have you, the proposed Primary Insured, and Applicant/Owner, if other than the proposed Primary Insured, received the current Prospectus for the policy? Yes No

B) Do you understand that the Death Benefit may be variable or fixed under specified conditions? Yes No

C) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE ENTIRE AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT EXPERIENCE? Yes No

D) With this in mind, is the policy in accordance with your insurance objectives and your anticipated financial needs? Yes No

SECTION 22. TRANSFER AUTHORIZATION – TO BE COMPLETED BY APPLICANT/OWNER

(See Prospectus for transfer procedures.)

Your policy applied for, if issued, will automatically receive transfer privileges described in the applicable prospectus. These privileges allow the Owner and the registered representative of record to make transfers and to change the allocation of future payments unless declined below.

Western Reserve Life Assurance Co. of Ohio will not be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such instructions, and Policy Owners will bear the risk of any such loss. Western Reserve Life Assurance Co. of Ohio will employ reasonable procedures to confirm that transfer instructions are genuine. If Western Reserve Life Assurance Co. of Ohio does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. These procedures include but are not limited to requiring forms of personal identification prior to acting upon such transfer instruction, providing written confirmation of such transactions to the Owner and/or tape recording of telephone transfer request instructions received.

The registered representative does not have authority to make transfers or change payment allocations on my behalf.

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FRAUD WARNING

The following state(s) and U.S. territories require that insurance applicants acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state or U.S. territory as indicated below.

ARKANSAS, LOUISIANA and WEST VIRGINIA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who knowingly, and with the intention to defraud, includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony, and if found guilty, shall be punished for each violation with a fine of no less than five thousand dollars ($5000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

TENNESSEE, VIRGINIA and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

ALL OTHER STATES: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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SECTION 23. AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

Each of the undersigned hereby certifies and represents as follows: The statements and answers given on this application are true and complete to the best of my knowledge and belief. I acknowledge and agree (A) that this application and any amendments shall be the basis for any insurance issued; (B) that the registered representative does not have the authority to waive any question on this application, to decide if insurance will be issued, or to modify any term or provision of any insurance which may be issued based on this application, only a writing signed by an officer of the Company can change the terms of this application or the terms of any insurance issued by the Company; (C) except as provided in the Conditional Receipt, if issued with the same proposed Insured(s) as on this application, no policy applied for shall take effect until after all of the following conditions have been met: 1) the minimum initial premium must be received by the Company; 2) the proposed Owner must have personally received and accepted the policy during the lifetime of each proposed Insured and there must have been no change in the insurability of any proposed Insured; and 3) on the date of the later of either 1) or 2) above, all of the statements and answers given in this application must be true and complete. Unless otherwise stated the undersigned applicant is the premium payor and Owner of the policy applied for.

I authorize MIB Group, Inc. and its members or affiliates, my employer or former employer, any consumer reporting agency or governmental agency, medical provider, or any insurer or reinsurer to provide medical or personal information about me that is reasonably required for the purposes stated in this authorization to Western Reserve Life Assurance Co. of Ohio, its administrators, representatives or its reinsurers. I understand the information obtained by use of the authorization will be used by Western Reserve Life Assurance Co. of Ohio to determine eligibility for insurance, and eligibility for benefits under an existing policy. Any information obtained will not be released by Western Reserve Life Assurance Co. of Ohio to any person or organization except to reinsurers, MIB Group, Inc. and its members or affiliates, or other persons or organizations performing business or legal services in connection with my application, claim or as may be otherwise lawfully required or as I may authorize. This authorization will expire 30 months from the date signed. A copy of this authorization shall be as valid as the original. Either my authorized representative or I may receive a copy of this authorization upon request.

The Company shall have 60 days from the date hereof within which to consider and act on this application and if within such period a policy has not been received by the applicant or if notice of approval or rejection has not been given, then this application shall be deemed to have been declined by the Company

I acknowledge receipt of the (1) Notice to Persons Applying for Insurance Regarding Investigative Report, (2) MIB Group, Inc. Pre-Notification, and (3) Notice of Insurance Information Practices.

I understand that any omissions or misstatements in this application could cause an otherwise valid claim to be denied under any insurance issued from this application.

Signed at on

(city) (state) (month/day/year)

Signature of proposed Primary Insured/Owner

(Child over age 15 must sign)

Print Registered Rep. Name

Signature of Applicant/Owner if other than the proposed Primary Insured (If business insurance, show title of officer and name of firm. If trust, show trustee’s name)

Registered Rep. Number

Signature of proposed Other/Joint Insured

Signature of Registered Rep.

Signature of Parent or Legal Guardian of Children age 15 and under

Signature of Registered Rep. (Split)

SECTION 24. TAXPAYER IDENTIFICATION CERTIFICATION

Under current federal tax laws, the Company is required to obtain your Taxpayer Identification Number (e.g., a social security or employer identification number, or “TIN”) and certification that you are not subject to backup withholding. Please review the following certification and sign accordingly.

Under penalties of perjury, I certify that (1) the TIN listed in this application is my correct TIN; (2) I have not been notified that I am subject to backup withholding or I am not subject to backup withholding because I am an exempt recipient; and (3) I am a U.S. Person (U.S. citizen/legal resident). If not a U.S. Person, I have completed the appropriate Form W-8BEN.The IRS does not require your consent to any provision of this form other than this certification.

Signature of Owner Date

SECTION 25. OTHER INSURANCE – TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

A) Will the policy applied for discontinue, replace or change any existing life insurance policy or annuity? Yes No

B) If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison Statements? Yes No N/A

If No, explain

C) Did you present and leave the Applicant/Owner approved sales material? Yes No

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WRL

CONDITIONAL RECEIPT

(Detach and leave with applicant only if money is submitted with application. If within the past 12 months the proposed Insured has been diagnosed, treated or been given medical advice by a member of the medical profession for heart trouble, stroke or cancer, no payment may be accepted with the application. Do not accept money unless all required signatures below are obtained.)

PLEASE READ THIS CAREFULLY

No coverage will become effective prior to the delivery of the policy applied for unless and until all conditions of this receipt have been fulfilled exactly. No registered representative is authorized to waive or modify any of the provisions of the conditional receipt.

Make all checks payable to the Company. Do not make checks payable to the registered representative or leave the payee blank or you may jeopardize the insurance for which you have applied.

Received from , the sum of $ for the insurance application dated , with as the proposed Insured. The policy you applied for will not become effective unless and until a policy contract is delivered to you and all other conditions of coverage are met. However, subject to the conditions and limitations of this Receipt, conditional insurance under the terms of the policy applied for may become effective as of the later of (1) the date of application and (2) the date of the last medical examination, tests, and other screenings required by the Company, if any (the “Effective Date”). Such conditional insurance will take effect as of the Effective Date, so long as all of the following requirements are met:

1. Each person proposed to be insured is found to have been insurable as of the Effective Date, exactly as applied for in accordance with the Company’s underwriting rules and standards, without any modifications as to plan, amount, or premium rate;

2. As of the Effective Date, all statements and answers given in the application must be true and complete to the best of my knowledge and belief.

3. The payment made with the application must not be less than the full initial premium for the mode of payment chosen in the application and must be received at our Administrative Office within the lifetime of the proposed Insured to whom the conditional insurance would apply and, if in the form of check or draft, must be honored for payment;

4. All medical examinations, tests, and other screenings required of the proposed Insured by the Company are completed and the results received at our Administrative Office within 60 days of the date the application was completed; and

5. All parts of the application, any supplemental application, questionnaires, addendum and/or amendment to the application are signed and received at our Administrative Office.

Any conditional insurance provided by this Receipt will terminate on the earliest of: (a) 60 days from the date the application was signed; (b) the date the Company either mails notice to the applicant of the rejection of the application and/or mails a refund of any amounts paid with the application; (c) when the insurance applied for goes into effect under the terms of the policy applied for; or (d) the date the Company offers to provide insurance on terms that differ from the insurance for which you have applied.

If one or more of this Receipt’s conditions have not been met exactly, or if the proposed Insured dies by suicide, the Company will not be liable except to return any payment made with the application.

If the Company does not approve and accept the application for insurance within 60 days of the date you signed the application, the application will be deemed to be rejected by the Company and there will be no conditional insurance. In that case, the Company’s liability will be limited to returning any payment(s) you have made upon return of this Receipt to the Company.

The aggregate amount of conditional insurance provided under this Receipt, if any, and any other conditional receipt issued by the Company shall be limited to the lesser of the amount(s) applied for or $500,000 of life insurance. There is no conditional insurance for any riders, additional benefits, proposed Other Insured(s) or proposed insured child(ren) if any, for which you have applied.

Authorization (Signatures Required)

I certify that I have read and reviewed the Conditional Receipt and the Authorization to Obtain and Disclose Information in the application. The terms and conditions of the Conditional Receipt have been explained to me fully by the registered representative and I understand them.

Dated at on

City, State Date Signature of Registered or Authorized Company Rep.

Signature of proposed Primary Insured

Signature of Applicant (if other than proposed Primary Insured)

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NOTICES

DETACH AND LEAVE THIS PAGE WITH APPLICANT

NOTICE TO PERSONS APPLYING FOR INSURANCE REGARDING INVESTIGATIVE REPORT

To proposed Insured: In connection with this application, an investigative consumer report may be prepared about you. Such reports are part of the process of evaluating risks for life and health insurance. Typically, this report will contain information about your character, general reputation, personal characteristics and mode of living. The information in the report may be obtained by talking with you or members of your family, business associates, financial sources, neighbors, and others you know. You may ask to be interviewed in connection with the preparation of any such report. Also, we may have the report updated if you apply for more coverage.

Upon your written request, we will let you know whether a report was prepared and we will give you the name, address, and telephone number of the agency preparing the report. By contacting that agency and providing proper identification, you may obtain a copy of the report.

MIB GROUP, INC. (MIB) PRE-NOTIFICATION

To proposed Insured and other persons proposed to be insured, if any. Information regarding your insurability will be treated as confidential. We or our reinsurer(s) may, however, make a brief report on this information to MIB Group, Inc., a non-profit membership organization of insurance companies that operates an information exchange on behalf of its members. If you apply to another MIB member company for life or health insurance coverage or a claim for benefits is submitted to such a company, MIB may, upon request, supply such company with the information in its file.

Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of MIB’s information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02122; and telephone number is 866-692-6901 (TTY 866-346-3642 for hearing impaired).

NOTICE OF INSURANCE INFORMATION PRACTICES

To proposed Insured: Personal information may be collected from persons other than the individual(s) proposed for coverage. Such information as well as other personal or privileged information subsequently collected by us or our registered representative may in certain circumstances be disclosed to third parties without authorization. Upon request, you have the right to access your personal information and ask for corrections. You may obtain a complete description of our Information Practices by writing to Western Reserve Life Assurance Co. of Ohio, Attn: Director of Underwriting, [4333 Edgewood Road NE, Cedar Rapids, Iowa 52499].

PLEASE PROVIDE A COPY OF THIS NOTICE TO THE PROPOSED INSURED IF NOT A HOUSEHOLD MEMBER.

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Additional Information Supplement (For use only with FEB)

SECTION 1. PROPOSED CONTINGENT OWNER If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority form. If ownership is a trust, please complete the Trustee Certification Trust form. Attach a copy of the first page and the signature page of the Trust.

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Home Phone ( ) 4. Social Security Number/Tax ID #

5. Sex Male Female 6. Date of Birth/Trust Date MM-DD-YYYY 7. Relationship to proposed Primary Insured

8. Are you a citizen of USA Other Country Type of VISA

SECTION 2. PROPOSED OTHER INSURED SPECIFIED AMOUNT $

We will allow the OIR death benefit recipient to be a choice of: Owner Primary Insured Same Beneficiary as the base policy

Other

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone ( ) 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Relationship to proposed Primary Insured

15. Employer #Years

16. Employer’s Address and Phone Number

17. Occupation & Duties

18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

19. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

SECTION 3. PROPOSED OTHER INSURED SPECIFIED AMOUNT $

We will allow the OIR death benefit recipient to be a choice of: Owner Primary Insured Same Beneficiary as the base policy

Other

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone ( ) 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Relationship to proposed Primary Insured

15. Employer #Years

16. Employer’s Address and Phone Number

17. Occupation & Duties

18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

19. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

U000312 13

SPECIMEN

SECTION 4. PROPOSED OTHER INSURED SPECIFIED AMOUNT $

We will allow the OIR death benefit recipient to be a choice of: Owner Primary Insured Same Beneficiary as the base policy

Other

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Relationship to proposed Primary Insured

15. Employer and Employer’s Phone Number #Years

16. Employer’s Address

17. Occupation & Duties

18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

19. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

SECTION 5. PROPOSED OTHER INSURED SPECIFIED AMOUNT $

We will allow the OIR death benefit recipient to be a choice of: Owner Primary Insured Same Beneficiary as the base poIicy

Other

1. Last Name First Name M.I.

2. Address (Cannot be a P.O. Box) Apt# City

State Zip Code 3. Years at Address 4. Home Phone 5. Driver License Number State

6. Sex Male Female 7. Date of Birth MM-DD-YYYY 8. Age 9. Place of Birth – State/Country 10. Social Security Number

11. Height (ft. in.) 12. Weight (lbs.) 13. Marital Status 14. Relationship to proposed Primary Insured

15. Employer and Employer’s Phone Number #Years

16. Employer’s Address

17. Occupation & Duties

18. Have you used TOBACCO or any other product containing NICOTINE in the last 12 months? No Yes Date last used

19. Rate Class Quoted: Ult Select Select Ult Standard Standard Juvenile

SECTION 6. DECLARATIONS

I (We) represent that all statements and answers made in this supplement are full, complete and true to the best of my (our) knowledge and belief. It is agreed that this statement shall be made part of the application, and is subject to all terms and conditions contained in the application.

Signed at on

(city)

(state)

(month/day/year)

sec. 2

Signature of proposed Other Insured (Child over age 15 must sign)

sec. 4

Signature of proposed Other Insured (Child over age 15 must sign)

sec. 3

Signature of proposed Other Insured (Child over age 15 must sign)

sec. 5

Signature of proposed Other Insured (Child over age 15 must sign)

Signature of Parent or Legal Guardian for Insured(s) age 15 and under

Signature of Applicant/Owner, if other than the proposed Primary Insured (If business insurance, show title of officer and name of firm. If trust, show trustee’s name)

Witness (Registered Representative)

U000312 14

SPECIMEN

AGENT’S REPORT

(all sections must be completed)

1. Type of Sale (check only one box)

Personal/Family

Business Planning

Estate Planning

Premium Finance

Supplemental Purpose of Policy (check only one box)

Business

Key Employee

Executive Bonus

Deferred Compensation

Split Dollar

Buy/Sell - Is Partner applying for similar amount? Yes No

Name of Partner

Other

Personal/Family

Mortgage

Retirement

Education

Income to Family

Cash Accumulation

Estate Planning

Estate Liquidity

Wealth Replacement

2. Was this plan sold, presented or illustrated as a single employer welfare benefit plan as defined under IRC Section 419?

Yes No

3. a) How long have you known the proposed Insured?

b) Relationship to proposed Insured:

c) Are you financially responsible for the proposed Insured?

Yes No

4. Is the proposed Insured or Owner a licensed Representative of any

Broker/Dealer? If yes, name and address of Broker/Dealer

5. Is the proposed Insured or Owner related to any affiliated Broker/

Dealer officer or employee? Yes No

If yes, name and address of Broker/Dealer

6. Did you give the “Notice of Information Practices” to the proposed Insured? Yes No

7. Are you submitting or do you plan to submit another application on any proposed Insured listed to WRL or any other company?

Yes No

Company Name

Face amount $

Total face amount to be placed with all companies $

8. Medical Examination

Are you arranging for the Medical Requirements?

Yes Paramedical Service used:

No Request Western Reserve Life Assurance Co. of Ohio order medical requirements.

9. Did you ask all questions in the physical presence of the proposed Insured? Yes No

10. Are you aware of anything about the health, habits, hazardous sports, environment or mode of living, which may affect the insurability of any person proposed for insurance?

Yes No

11. Financial Information of Applicant/Owner if other than the proposed Insured:

Gross Income Current Year: $

Current Net Worth: $

12. Did you comply with all requirements relative to obtaining Informed Consent for HIV and AIDS testing? Yes No

13. Identification Verification

Identification was viewed during face to face sale? Yes No

Type of Government issued photo ID

Issuer of Identification Document Number Expiration Date

14. Is the Agent or Split Agent also the Owner, Applicant or Payor?

Yes No

15. Writing Agent Name

Agent No.

Agent’s Telephone Number

Agent’s Fax Number

Agents E-Mail

Percent of Agent’s Split

Split Agent Name

Agent No. Percent of Agent’s Split

16. Was money taken with the application?

Yes No

If “yes”, was the Conditional Receipt completed and given to the applicant? Yes No

17. If proposed Insured is a juvenile (ages 0 through 15):

(a) Did you personally see child? Yes No

(b) Does child live with parents? Yes No (lf “No,” explain)

(c) Life insurance in force on father’s life? Yes No

If yes, list amount

Life insurance in force on mother’s life? Yes No

If yes, list amount

(d) Life insurance applied for or in force on brothers and sisters? Yes No

If yes, list amount

I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I certify that I reviewed the photo identification of the person(s) seeking to open this policy and verified that person seeking to open this policy is the same person in the documents reviewed. I understand that misrepresentations in connection with this and other certifications in the Company’s application documents may result in disciplinary action, termination, civil action or prosecution for violation of state or federal criminal laws.

$ has been paid by the Applicant with this application.

Signature of Writing Agent

Date

AG 0108 Std

SPECIMEN

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SPECIMEN

PAYOR’S CHECK-O-MATIC PREMIUM PAYMENT PLAN

Authorization to Insurance Company

The Premium Payor hereby authorizes Western Reserve Life Assurance Co. of Ohio to debit his/her account or accounts by means of check or draft drawn or other order made whether by electronic or paper means at the below named financial institution for premiums that may become due under the policy as a result of this application. This authorization is to remain in effect until written notice of revocation is received at the Administrative Office of the Company or until the Check-O-Matic Premium Payment Plan is terminated in a manner provided below. I (We) expressly agree to all conditions applicable to the Check-O-Matic Premium Payment Plan including those appearing below.

Authorization to Financial Institution

As a convenience to me, I hereby request and authorize you to pay and charge to my account checks, drafts and other order’s whether by electronic or paper means, with such debits made to my account and drawn or directed by Western Reserve Life Assurance Co. of Ohio to its own order, provided there are sufficient collected funds in said account to pay the same upon presentation. Until you receive written cancellation of this authorization by me (or either of us), you are fully protected when you honor any of those orders. You may, however, discontinue this arrangement by giving 30 days written notice to me (or either of us) and the insurance company Your treatment of and your rights regarding those orders, shall be the same as if I signed or initiated them. If any of those orders are not honored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability if insurance is forfeited as a result. Notice of charge for debit is hereby waived.

Initial Payment (Must Check One Box)

CHECK: Check this box if you are attaching a check for the initial modal premium. The check will be deposited upon receipt of the application by the Company.

AUTOMATIC WITHDRAWAL: Check this box to have the initial modal premium withdrawn from the account listed below. By checking this box, I/we agree that I/we want an amount sufficient to pay the initial premium due for the insurance policy withdrawn from the account. This initial premium amount may not equal the amount reflected below. I/we further understand that no insurance will be provided except under the terms of a conditional receipt which may be given at the time the application is taken, and then only if and when all conditions and requirements of the conditional receipt have been satisfied.

Initial premium will be withdrawn upon receipt of the application by the Company and not on the day of the future recurring monthly payment stated below.

Account Information

TAPE VOIDED CHECK HERE

If not attaching void check or if withdrawing from Savings Account, complete the following information

Bank Name, Office or Branch

Check one: Checking Savings

Payor Name(s)

Transit Routing Number Account Number

Complete the Following Information for Future Recurring Payments

Premium to Withdraw:

$

Withdraw on day of the month matching the policy’s effective date (this will be elected if no box is checked)

Withdraw on a different day of the month; choose a day between 1 and 28

Signature

Payor Signature(s) – as on financial institution’s records. A copy is as valid as the original.

X Date:

Conditions Applicable to Check-O-Matic Premium Payment Plan

No check, draft or any other orders, either by electronic or paper means, shall constitute payment until the Company actually receives payment thereof within the period provided in the policy.

The Check-O-Matic Premium Payment Plan may be terminated by either party by giving written notice to the other.

The Check-O-Matic Premium Payment Plan does not in any manner amend or alter the terms and provisions of any policy, contract or agreement except as may be specifically stated in a policy endorsement or properly executed contract amendment.

For changes or questions call: Toll-free 1-800-851-9777

Or Write: Western Reserve Life Assurance Co. of Ohio, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499

COM 1007